UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2008

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
On November 10, 2008, Horizon Lines, Inc. (the “Company”) issued a press release announcing plans to reduce its non-union workforce by approximately 70 employees. The Company expects that this restructuring initiative will reduce its annualized labor-related costs by an estimated $7 million to $10 million. The workforce reduction is expected to be completed by January 31, 2009. The Company expects to incur approximately $3.5 million to $5.0 million of cash expenses for severance and other employee-related costs. The press release is attached as an exhibit to this Current Report on Form 8-K.
Forward Looking Statements
     This Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “expect,” “estimate,” “plan,” and similar expressions or phrases identify forward-looking statements.
     All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits
99.1    Press Release, dated November 10, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)

Date: November 11, 2008	By:	/s/ Michael T. Avara

Michael T. Avara Senior Vice President and Chief Financial Officer

Exhibit Index
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits
99.1    Press Release, dated November 10, 2008.